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                                                                    Exhibit 1(a)

     I, Marilyn A. Vachon, hereby certify that I am the duly elected and qualified Secretary of Lincoln National Pension Insurance Company, that the following is a true and correct copy of a resolution adopted by the Board of Directors at their meeting of December 14, 1981, and that such resolution is in full force and effect as of the date hereof:

          RESOLVED, That Resolution No. 105 adopted by the Board of Directors on April 22, 1981, is hereby amended in its entirety to read as follows:

          RESOLVED, That the actions of the officers of the Company in establishing and utilizing a segregated investment account in accordance with the provisions of the Indiana Insurance Law, such segregated investment account being designated by the Company as "Lincoln National Pension Insurance Company Separate Account II", are hereby ratified and confirmed; and

          RESOLVED FURTHER, That the chief executive officer of the Company is hereby authorized in his discretion from time to time to establish one or more additional segregated investment accounts for such purpose or purposes as he may determine and as may be appropriate under the Indiana Insurance Law; and

          RESOLVED FURTHER, That if in the opinion of legal counsel of the Company it is necessary or desirable to register any of such additional accounts under the Investment Company Act of 1940 or to register a security issued by any such account under the Securities Act of 1933, or to make application to exemption from registration, the chief executive officer or such other officers as he may designate are hereby authorized to accomplish any such registration or to make any such application for exemption, and to perform all other acts as may be desirable or necessary in connection with the conduct of business of the Company with respect to any such account; and

          RESOLVED FURTHER, That the chief executive officer or such other officers are authorized to contribute to such segregated investment accounts on behalf of this Company an amount or amounts not exceeding $6,000,000 in the aggregate, such contribution to be in such form as the chief executive officer or such officers determine and to be in addition to amounts authorized under Resolution No. 118, adopted by the board of directors on December 14, 1981.


                              /s/ Marilyn A. Vachon
                              ----------------------------
                              Marilyn A. Vachon, Secretary

October 1, 1986

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